Exhibit 10.148

May 7, 2007

Mr. Rick Neeson

New Seasons Assisted Living

101 West Elm Street

Suite 350

Conshohocken, PA 19428

Dear Mr. Neeson:

By unanimous vote, the Board of Directors of Cord Blood America, Inc. (CBAI) has agreed to extend you this offer to join the company as a Member of its Board of Directors effective June 1, 2007.

Acceptance of the position as a Member of CBAI’s Board of Director contains the following consideration:

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A (2) two year term

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A variable amount of  restricted shares of CBAI.ob stock per year of service

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All travel related expense reimbursement associated with Board requested activities.

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Expense reimbursement for requested activities that further the business cause of CBAI

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Officer and Director Liability Coverage

Mr. Neeson, your credentials speak for themselves and we are anxious to have you be an integral part of the growth of our organization.  Your signature below constitutes acceptance of this offer.  You can fax directly to my attention at 888-588-2673.

Please free to contact me at 888-882-2673 if you have any questions.

Matt Schissler	Rick Neeson
CEO and Chairman of Board, CBAI